As filed with the Securities and Exchange Commission on June 19, 2012
Registration No. 333-164013
 ______________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
PRE-EFFECTIVE AMENDMENT NO. 3 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________
THOMAS PROPERTIES GROUP, INC.
(Exact name of registrant as specified in its charter)
 _________________________

Delaware	20-0852352
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
515 South Flower Street, Sixth Floor
Los Angeles, California 90071
(213) 613-1900
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Diana M. Laing
Chief Financial Officer
515 South Flower Street, Sixth Floor
Los Angeles, California 90071
(213) 613-1900
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
W. Stuart Ogg, Esq.
Jones Day
555 South Flower Street, Fiftieth Floor
Los Angeles, California 90071
(213) 489-3939
_________________________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement
 _________________________
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
Calculation of Registration Fee

Title of each class of securities to be registered	Number of shares to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common stock, par value $0.01 per share	2,815,050(2)	$ 5.09(3)	$14,328,605	$ 1,642(3)(4)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933.

(2)
All 2,815,050 shares of our common stock registered pursuant to this registration statement are to be offered by the selling securityholders. All such shares of our common stock were or may in the future be issued upon the redemption by the selling securityholders of units representing limited partnership interests in Thomas Properties Group, L.P., our operating partnership (including operating partnership units issued upon the conversion of incentive units granted under our 2004 Equity Incentive Plan), in transactions not registered under the Securities Act of 1933. Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends, recapitalizations or similar transactions.

(3)	The offering price and registration fee are computed using $5.09, the average of the high and low prices of our common stock, as reported by the NASDAQ Global Market on June 15, 2012.

(4)
$1,047 of such fee was previously paid in connection with the initial filing of the registration statement on December 24, 2009 and Amendment No. 1 to the registration statement filed on January 25, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to Registration Statement on Form S-3 (File No. 333-164013) of Thomas Properties Group, Inc. (the “Company”) is being filed solely for the purpose of updating the registration fee table on the cover page and paying the additional registration fee on a total of 2,815,050 shares of the Company's common stock, $0.01 par value, to be offered pursuant to this registration statement by the selling stockholders named in the prospectus constituting a part of this registration statement, and filing a legal opinion with respect to such shares as Exhibit 5.1 hereto. This Amendment No. 3 does not modify any provision of the prospectus that forms a part of this registration statement and, accordingly, a preliminary prospectus has been omitted.

ii

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution
The table below sets forth the costs and expenses payable by the registrant in connection with the securities being registered. All amounts are estimates except the SEC registration statement filing fee.

Amount to Be Paid
SEC registration fee	$1,642
Legal fees and expenses	50,000
Accounting fees and expenses	10,000
Miscellaneous expenses	10,000

Total	$71,642

Item 15. Indemnification of Directors and Officers
Under Section 145 of the Delaware General Corporation Law (“Delaware Law”), Thomas Properties Group has broad powers to indemnify its directors and officers against liabilities they may incur in these capacities, including liabilities under the Securities Act of 1933. Section 102(b)(7) of the Delaware Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) or any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived an improper personal benefit.
Thomas Properties Group's certificate of incorporation and bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the Delaware Law and (ii) require Thomas Properties Group to indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. These provisions do not eliminate the directors' duty of care, and, in appropriate circumstances, equitable remedies including injunctive or other forms of non-monetary relief will remain available under the Delaware Law. These provisions also do not affect a director's responsibilities under any other law, such as the federal securities law.
Thomas Properties Group has entered into indemnification agreements with each of its directors and executive officers that require Thomas Properties Group to indemnify these persons against all expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an executive officer or employee of Thomas Properties Group or any of its affiliated enterprises, provided that the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Thomas Properties Group and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.
In addition, Thomas Properties Group also maintains directors' and officers' liability insurance. Further, Thomas Properties Group's directors and officers are indemnified for specified liabilities and expenses pursuant to the partnership agreement of Thomas Properties Group, L.P., the partnership of which Thomas Properties Group, Inc. serves as the sole general partner.

Item 16.	Exhibits
All references to documents filed pursuant to the Securities Exchange Act of 1934, including Forms 10-K, 10-Q and 8-K, were filed by Thomas Properties Group, Inc., File No. 000-50854, unless otherwise indicated.

EXHIBITS

Exhibit Number	Description of Exhibits
1.1	Form of Underwriting Agreement with respect to Common Stock.*

3.1	Second Amended and Restated Certificate of Incorporation of the Registrant.(1)

3.2	Amended and Restated Bylaws of the Registrant.(2)

3.3	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of Registrant.(3)

4.1	Registration Rights Agreement between the Registrant and the parties thereto.(4)

5.1	Opinion of Jones Day.

23.1	Consent of Ernst & Young LLP. **

23.2	Consent of Jones Day (included in Exhibit 5.1 hereto).

24.1	Power of Attorney.**

*	To be filed, if necessary, by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.

**	Previously filed.

(1)	Incorporated by reference from the Registrant's Report on Form 8-K filed October 18, 2004.

(2)	Incorporated by reference from the Registrant's Report on Form 8-K filed January 4, 2008.

(3)	Incorporated by reference from the Registrant's Post Effective Amendment No. 1 to Form S-3 filed October 16, 2009.

(4)	Incorporated by reference from the Registrant's Report on Form 10-Q filed November 22, 2004.

Item 17.	Undertakings
The undersigned registrant hereby undertakes:
1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
i. If the registrant is relying on Rule 430B:
A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the ct and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles in the State of California, on this 19th day of June 2012.

THOMAS PROPERTIES GROUP, INC.

By:	/S/ DIANA M. LAING
Diana M. Laing
Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

*	Chairman of the Board, President and Chief Executive Officer	June 19, 2012
James A. Thomas

/S/ DIANA M. LAING	Chief Financial Officer (Principal Financial Officer)	June 19, 2012
Diana M. Laing

*	Senior Vice President (Principal Accounting Officer)	June 19, 2012
Robert D. Morgan

*	Director	June 19, 2012
R. Bruce Andrews

*	Director	June 19, 2012
Edward D. Fox

*	Director	June 19, 2012
John L. Goolsby

*	Director	June 19, 2012
Winston H. Hickox

*	Executive Vice President and Director	June 19, 2012
Randall L. Scott

*	Co-Chief Operating Officer and Director	June 19, 2012
John R. Sischo

* /S/ DIANA M. LAING
Diana M. Laing As Attorney-in-Fact, June 19, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
1.1	Form of Underwriting Agreement with respect to Common Stock.*

3.1	Second Amended and Restated Certificate of Incorporation of the Registrant.(1)

3.2	Amended and Restated Bylaws of the Registrant.(2)

3.3	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of Registrant.(3)

4.1	Registration Rights Agreement between the Registrant and the parties thereto.(4)

5.1	Opinion of Jones Day.

23.1	Consent of Ernst & Young LLP.**

23.2	Consent of Jones Day (included in Exhibit 5.1 hereto).

24.1	Power of Attorney.**

*	To be filed, if necessary, by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.

**	Previously filed.

(1)	Incorporated by reference from the Registrant's Report on Form 8-K filed October 18, 2004.

(2)	Incorporated by reference from the Registrant's Report on Form 8-K filed January 4, 2008.

(3)	Incorporated by reference from the Registrant's Post Effective Amendment No. 1 to Form S-3 filed October 16, 2009.

(4)	Incorporated by reference from the Registrant's Report on Form 10-Q filed November 22, 2004.